SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                           ENNIS BUSINESS FORMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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
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
                           ENNIS BUSINESS FORMS, INC.

                  NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

Time                                10:00 a.m. on Thursday, June 17, 2004

Place                               Midlothian Community Center
                                    One Community Circle
                                    Midlothian, Texas 76065
                                    A map can be found at the end of
                                    this document.

Items of Business:         o        To elect three directors (page 6);

                           o To approve the 2004 Long-Term Incentive Plan (pages 22-30);

                           o To consider and vote on a proposal to amend the Company's Articles of Incorporation to change the name of the Company to Ennis, Inc. (page 30); and

                           o To transact other business properly coming before the meeting.

Who Can Vote                        You can vote if you were a shareholder of
                                    record as of April 15, 2004.

Voting by Proxy                     Please submit a proxy as soon as possible so
                                    that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail in the enclosed postage-paid envelope.

                                    For specific instructions, please refer to the section entitled "About the Annual Meeting" beginning on page 2 of this proxy statement and the voting instructions on the proxy card.

Date of Mailing                     This notice and the proxy statement are
                                    first being mailed to shareholders on or about May 17, 2004.

                                             By Order of the Board of Directors

                                             Harve Cathey
                                             Corporate Secretary

About the Annual Meeting Who is soliciting my vote?

The Board of Directors (the Board) of Ennis Business Forms, Inc. (the Company) is soliciting your vote at the 2004 Annual Meeting of the Company's shareholders.

What am I voting on?

You are voting on:

o    The election of three directors ( see page 6 );

o    The approval of our 2004 Long-Term Incentive Plan ( see pages 22-30);

o The proposal to amend the Company's Articles of Incorporation to change the Company name to Ennis, Inc. ( see page 30 ); and

o    Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends a vote:

o    FOR the Director's proposal to elect nominated Directors;

o    FOR the Director's proposal to approve our 2004 Long-Term Incentive Plan;
     and

o FOR the Director's proposal to amend the Company's Articles of Incorporation to change the Company's name to Ennis, Inc.

Who is entitled to vote?

You may vote if you were the record owner of the Company's common stock as of the close of business on April 15, 2004. Each share of common stock is entitled to one vote. As of April 15, 2004, we had 16,393,157 shares of common stock outstanding and entitled to vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of April 15, 2004 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote. Broker non-votes will have no effect on the vote for the election of directors. With regard to the proposal to approve our 2004 Long-Term Incentive Plan and the amendment to the Articles of Incorporation to change of the name of the Company, broker non-votes will not be counted as votes for these matters.

How many votes are needed to approve each of the proposals?

The nominees for election as directors at the Annual Meeting who receive the highest number of "FOR" votes will be elected as directors, provided a quorum is present. This is called plurality voting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all the nominees for director named in this proxy statement.

With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder's votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder's intention to vote cumulatively to the corporate secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote may cumulate their votes. Upon such written notice, the persons named in the accompanying form of proxy may cumulate their votes if additional persons are nominated at the Annual Meeting for the election of directors. As a result, the Board also is soliciting discretionary authority to cumulate votes.

In addition, under the rules of the New York Stock Exchange, the holders of more than 50% of our outstanding common stock must vote on the approval of our 2004 Long-Term Incentive Plan in order for it to be approved. In addition, under Texas law, the holders of more than 66 2/3% of our outstanding common stock are required to vote to approve an amendment to the Articles of Incorporation to change the Company's name to Ennis, Inc.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you hold your Company stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. Please follow the directions on your proxy card or voter instruction form carefully.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your Company stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I vote if I hold my stock through Ennis' employee benefit plans?

If you hold your stock through the Company's employee benefit plans, you will receive a proxy card with instructions to vote which are the same as any other shareholder.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

o Signing another proxy card with a later date and returning it to us prior to the meeting,

o Sending our Corporate Secretary a written document revoking your earlier proxy,

o    Voting again at the meeting.

Who counts the votes?

We have hired Computershare Investor Services, our transfer agent, to count the votes represented by proxies cast by ballot. Employees of Computershare Investor Services and the Company will act as Inspectors of Election.

Will my shares be voted if I don't provide my proxy and don't attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain "routine" matters even if you do not provide the broker with voting instructions. The election of directors for 2004 is considered a routine matter. For matters not considered "routine," if you do not give your broker instructions on how to vote your shares, the broker may return the proxy card without voting on that proposal. This is a broker non-vote. The approval of our 2004 Long-Term Incentive Plan and our name change are not considered routine matters.

If you hold your shares through one of the Company's employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) will be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan who elect to act as a fiduciary entitled to direct the trustee of the applicable plan on how to vote the shares.

How are votes counted?

In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. Votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors. For any other proposal, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

What if I return my proxy but don't vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted FOR the nominee directors listed on the card, FOR the approval of the 2004 Long-Term Incentive Plan and FOR the proposed name change.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of Company common stock. Each shareholder is permitted to bring one guest.

Do I need a ticket to attend the Annual Meeting?

No.

How can I access the Company's proxy materials and annual report electronically?

This proxy statement and the 2004 annual report are available on our website at www.Ennis.com.

Board of Directors Information

What is the makeup of the Board of Directors and how often are the members elected?

Our Board currently has nine members. Our Board is classified into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Shareholders held in the year in which the term for their class expires.

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the Board.

How are directors compensated?

Directors who are Company employees receive no additional compensation for serving on the Board. Compensation for non-employee directors consists of equity and cash.

Equity Compensation

Non-employee directors receive a grant of stock options for 10,000 shares upon election and an annual grant of stock options for 5,000 shares which occurs in April each year. The options vest 25% per year beginning with the second year after grant and become fully vested after five years. The grant price is the current market value as reported by the New York Stock Exchange.

Cash Compensation

All non-employee directors receive $18,000 annual cash compensation (the retainer) and $2,000 per meeting fee. Non-employee directors serving in specified committee positions also receive the following additional cash compensation:

Chair of the Audit and Compliance Committee                             $  6,000

Chair of the Executive Compensation and Stock Option Committee          $  6,000

Chair of the Nominating and Corporate Governance Committee              $  6,000

All other Committee members - per meeting fee                           $  1,500

All retainers are paid monthly and meeting fees as incurred.


Stock Ownership

Directors are encouraged but not required to own common stock of the Company.

How often did the Board meet in 2004?

The Company's Board met 4 times in 2004. Each director attended 100% of the Board meetings and the meetings of the committees on which he served except, Mr. Overstreet who missed one board meeting and the Annual Meeting.

Election of Directors and Director Biographies
(Proposal 1 on the Proxy Card)

Who are this year's nominees?

The directors standing for election this year to hold office until the 2007 Annual Meeting of Shareholders and until his or her successor is elected are:

         Name                                                         Age        On Board Since
Harold W. Hartley, Investments.                                        80             1971

         Mr. Hartley retired in December 1985 and since that time has managed his private investments. Prior to 1985, Mr. Hartley served as Executive Vice
         President of Southwestern Life Insurance Company.
         Mr. Hartley serves as a director of the 40/86 Fund
         Group.

Kenneth G. Pritchett, President of Ken Pritchett Properties, Inc.      66             1999
         Ken Pritchett Properties, Inc. is a Commercial and
         Residential Development Corporation in the
         Dallas/Ft. Worth Metropolitan area since 1968,
         specializing in shopping center and exclusive
         residential development. Mr. Pritchett is on the
         Board of Trustees and Chairman of the Planning
         Committee for Charlton Methodist Hospitals. He is a
         Life Director for the National Home Builders, and
         the Texas Home Builders Association. He serves on
         the Executive Committee for the Metropolitan
         Homebuilders Association.

James C. Taylor, Principal, The Anderson Group, Inc.                   62             1998
         The Anderson Group Inc., Bloomfield Hills,
         Michigan, is a private investment firm engaged in
         the acquisition and management of businesses in a
         variety of industries. Mr. Taylor joined The
         Anderson Group Inc. in 1989 and served as the
         President and Chief Executive Officer of four
         businesses affiliated with The Anderson Group Inc.:
         Display Technologies, Inc. (January 2001 to the
         October 2001); Burwood Products Company, a wall
         decor and clock manufacturer (February 1995 to
         February 2000); The Bargeman Company, a supplier of
         proprietary products to the recreational vehicle
         and utility trailer industries (January 1992 to
         December 1994); and Advance Stamping Company, a
         supplier of metal stampings to the automotive,
         electrical and hardware industries (January 1989 to
         September 1991). Prior to 1989, Mr. Taylor was with
         United Technologies Corporation for 19 years,
         primarily in manufacturing operations, including 7
         years as a Group Vice President.

What does the Board recommend?

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF
                                 THESE DIRECTORS

Who are the directors continuing in office?

                        Three-year Terms Expiring in 2005

         Name & Position                                                      Age        On Board Since
Keith S. Walters, Chairman of the Board, CEO and President of the Company.     54             1997
         Mr. Walters joined the Company in August 1997 as
         Vice President-Commercial Printing Operations and
         was appointed Vice Chairman of the Board and Chief
         Executive Officer in November 1997. Prior to
         joining the Company, Mr. Walters was with
         Atlas/Soundolier, a division of American Trading
         and Production Company, for 8 years, most recently
         as Vice President of Manufacturing. Prior to that
         time, Mr. Walters was with the Automotive Division
         of United Technologies Corporation for 15 years,
         primarily in manufacturing and operations.

James B. Gardner, Senior Managing Director of SAMCO Capital Markets.           69             1970
         Mr. Gardner has served in his present position with
         SAMCO, a financial services firm, since May 1994.
         Mr. Gardner has also been a director of Century
         Telephone Enterprises, Inc. since 1981 and serves
         as a director of NAB Asset Corporation.

Ronald M. Graham, Vice President Administration.                               55             2003
         Mr. Graham was elected Vice President in June 1998.
         The Company employed Mr. Graham in January 1998 as
         Director of Human Relations. Prior to joining the
         Company, Mr. Graham was with E. V. International,
         Inc. (formerly Mark IV Industries, Inc.) for 17
         years as Corporate Vice President, Administration.
         Prior to that time, Mr. Graham was with
         Sheller-Globe for 3 years as Corporate Director of
         Human Resources.

              Three-year Terms Expiring in 2006

Robert L. Mitchell, Retired President of the Company.                          70             1985
         Mr. Mitchell retired in December 1989. Prior to
         that date, he served as President and Chief
         Operating Officer of the Company from April 1985
         and was continuously employed by the Company
         beginning in 1969.

Thomas R. Price, Owner and President of Price Industries, Inc.                 65             1989
         Mr. Price has been engaged in his present
         occupation since 1975.

Alejandro Quiroz, Chairman of the Board of PRINTER Group.                      51             2003
         Mr. Quiroz has served in his present position since
         1990. Mr. Quiroz, currently a Resident of San
         Antonio, Texas, has been engaged in the printing
         business in both the United States and Mexico,
         primarily in an executive capacity since 1975.

What are the Committees of the Board?

Our Board of Directors has the following committees:


                                                                                                       Number of
                                                                                                        Meetings
    Committee           Members                           Principal Functions                           in 2004
Audit             Pritchett           o   Discusses with management, the independent auditors,             7
                  Hartley                 and the internal auditors the integrity of our
                  Price                   accounting policies, internal controls, corporate
                  Gardner*                governance, financial statements, financial reporting
                                          practices and significant corporate risk exposures, and
                                          steps management has taken to monitor, control and
                                          report such exposures.
                                      o   Monitors the qualifications, independence and
                                          performance of our independent auditors and internal
                                          auditors.
                                      o   Monitors our overall direction and compliance with
                                          legal and regulatory requirements and corporate
                                          governance, including our code of business conduct and
                                          ethics.
                                      o   Maintains open and direct lines of communication with
                                          the Board and our management, internal auditors and
                                          independent auditors.

Compensation      Taylor              o   Oversees and administers our executive compensation              4
                  Gardner                 policies, plans and practices.
                  Pritchett*          o   Assists the Board in discharging its responsibilities
                                          relating to the fair  and competitive compensation
                                          of our executives and other key employees.

Nominating &      Taylor*             o   Selects and recommends director candidates to the Board          3
   Corporate      Quiroz                  to be submitted for election at the Annual Meeting and
   Governance     Hartley                 to fill any vacancies on the Board.
                  Mitchell            o   Recommends committee assignments to the Board.
                                      o   Reviews and recommends to the Board compensation and
                                          benefits policies for our directors.
                                      o   Reviews and recommends to the Board appropriate
                                          corporate governance policies and procedures for our
                                          company.
                                      o   Conducts an annual assessment of the qualifications and
                                          performance of the Board.
                                      o   Annually reviews and reports to the Board on the
                                          performance of management and succession planning for
                                          the Chief Executive Officer.

* Committee Chairperson

Do the committees have written charters?

Yes. The charters for our Audit, Executive Compensation and Stock Option, and Nominating and Corporate Governance Committees can be found on the Company's website at www.ennis.com under the "Corporate Governance" caption.

Corporate Governance Matters and Communications with the Board

The Nominating and Corporate Governance Committee and our Board have undertaken a comprehensive review of the Company's governance structure in light of the Sarbanes-Oxley Act of 2002 and new rules adopted by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). In January 2004, the Board approved Corporate Governance Guidelines for the Company, which document many pre-existing policies and practices of the Company and also address issues responsive to the Sarbanes-Oxley Act and the new SEC and NYSE rules. The Corporate Governance Guidelines, posted on the Company's website under the "Corporate Governance" caption, address the following matters, among others: director qualifications, director responsibilities, Board Committees, director access to officers, employees and independent advisors, director compensation, Board performance evaluations, director orientation and continuing education, CEO evaluation and succession planning. The Corporate Governance Guidelines also contain categorical standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board in determining the independence of the Company's directors. The Board has determined that each non-employee director meets the standards regarding independence set forth in the Corporate Governance Guidelines of the NYSE and in compliance with NYSE rules and has no material relationship with the Company. A copy of our categorical standards is attached to this proxy statement as Appendix A.

Our Corporate Governance Guidelines provide that non-employee directors will meet in executive session at each meeting. The Chairmen of the Committees preside at these meetings on a rotating basis. Each committee chair is responsible for setting the agenda for executive sessions of non-management directors and presiding at such meetings when they preside at such meeting.

The Board of Directors maintains a process for shareholders and interested parties to communicate with the Board. Shareholders may e-mail, call or write to the Board, as more fully described on the Company's website under the "Corporate Governance" caption. Communications addressed to individual Board members and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the individual addresses. Any communications addressed to the Board and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to Jim Taylor, Chairman of the Nominating and Corporate Governance Committee.

Recognizing that director attendance at the Company's Annual Meeting can provide the Company's shareholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages its directors to attend the Annual Meeting of Shareholders. In 2003, eight of the Company's directors attended the Annual Meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for Directors and Employees designed to help Directors and employees resolve ethical issues in an increasingly complex global business environment. Our Code of Business Conduct and Ethics applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, and all Senior Financial Officers. Our Code of Business Conduct and Ethics covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the "Corporate Governance" caption and is attached as Exhibit G.

Nominating Processes of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the "Committee") is comprised of four non-employee directors all of whom are independent under NYSE listing standards and our Corporate Governance Guidelines. The Committee identifies, investigates and recommends to the Board director candidates with the goal of creating balance of knowledge, experience and diversity. Generally, the

Committee identifies candidates through the personal, business and organizational contacts of the directors and management. Potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's shareholders. In addition to reviewing a candidate's background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company's businesses. It is the Board's policy that at all times at least a substantial majority of its members meets the standards of independence promulgated by the NYSE and the SEC and as set forth in the Company's Corporate Governance Guidelines, and that all members reflect a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets and leadership sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company's behalf, including attending all Board and applicable committee meetings.

The Company's Governance procedures permit shareholders to nominate directors for election at an annual shareholders meeting under certain conditions. To nominate a director using this process, the shareholder must follow procedures set forth in the Company's Governance Guidelines. The notice to the Secretary should include the following:

     o   The nominee's name, age and business and residence address;

     o   The nominee's principal occupation or employment;

     o The class and number of shares of the Company, if any, owned by the nominee;

     o The name and address of the shareholder as they appear on the Company's books;

     o The class and number of shares of Company stock owned by the shareholder as of the record date for the annual meeting (if this date has been announced) and as of the date of the notice;

     o A representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

     o A description of all arrangements or understandings between the shareholder and the nominee; and

     o Any other information regarding the nominee or shareholder that would be required to be included in a proxy statement relating to the election of directors.

The Committee will consider director candidates recommended by shareholders. If a shareholder wishes to recommend a director for nomination by the Committee, he or she should follow the same procedures set forth above for nominations to be made directly by the shareholder. In addition, the shareholder should provide such other information as it may deem relevant to the Committee's evaluation. Candidates recommended by the Company's shareholders are evaluated on the same basis as candidates recommended by the Company's directors, CEO, other executive officers, third party search firms or other sources.

Audit Committee Report

The Audit Committee of the Board of Ennis Business Forms, Inc. (the "Audit Committee") is responsible for providing independent, objective oversight for the Company's financial reporting functions and internal control systems. The Audit Committee is currently composed of four non-employee directors. The Board has determined that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and expertise. The Board has determined that at least one member, James B. Gardner, is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are as set forth in the written charter adopted by the Company's Board and last amended on January 13, 2004. A copy of the amended charter is attached to this proxy statement as Appendix B. One of the Audit Committee's primary responsibilities is to assist the Board in its oversight of the integrity of the Company's financial statements. The following report summarizes certain of the Committee's activities in this regard during the year 2004.

Review with Management. The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the year ended February 29, 2004.

Discussions with Independent Auditing Firm. The Audit Committee has discussed with Ernst & Young LLP, independent auditors for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with that firm its independence from the Company.

Recommendation to the Company's Board. Based on its review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 29, 2004.

THE ENNIS BUSINESS FORMS, INC. AUDIT COMMITTEE

James B. Gardner, Chairman
Harold Hartley
Tom Price
Kenneth E. Pritchett


Executive Compensation

Executive Compensation and Stock Option Committee Report to Shareholders on Executive Compensation

The Executive Compensation and Stock Option Committee of the Board of the Company "Compensation Committee") is charged with administering the Company's executive compensation programs. The Compensation Committee is composed solely of independent, outside directors who qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 and as outside directors under section 162(m) of the Internal Revenue Code.

The Compensation Committee of the Board of the Company, which is composed entirely of the three non-employee independent directors listed below, has furnished the following report on executive compensation. The Compensation Committee's report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which 2004 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the three other executive officers that are named in the compensation tables who are currently employed by the Company (the "Named Executives"). The Compensation Committee, prior to implementation, submits its recommendations to the Board with respect to the compensation of the executive officers.

The Compensation Committee met four times in fiscal 2004 with all members of the Committee attending. Mr. Ken Pritchett was appointed Chairman of the Compensation Committee at the beginning of 2004. The Compensation Committee is responsible for administering the following plans and programs:

     o   1998 Option and Restricted Stock Plan

     o   2004 Long-Term Incentive Plan submitted to shareholders for approval

     o   Management Short-Term Incentive Plan

     o   Deferred Compensation Plan

     o   Supplemental Executive Retirement Program

COMPENSATION PHILOSOPHY

The Compensation Committee reviews the executive compensation program of the Company annually and it is the philosophy of the Company that executive compensation is directly linked to continuous improvements in corporate performance. Specifically, the Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

o Provide a competitive total executive compensation package that enables the Company to attract and retain key executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business.

o Enhance the compensation potential of executives by integrating pay programs with the Company's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives.

o Provide variable compensation opportunities that are linked with the performance of the Company, emphasizing net earnings, return on capital and revenue growth.


CASH COMPENSATION

Cash compensation includes base salary and the Company's annual incentive plan awards. Executive officers' salaries are reviewed and approved annually by the Compensation Committee. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the range of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. Factors that determine the salary for each executive officer include level of experience and job performance. Job performance is judged on both a subjective and objective basis, the latter measured against objectives agreed upon at the outset of the year.

The performance of the Chief Executive Officer is reviewed annually by the Compensation Committee. The Compensation Committee and the Chief Executive Officer review annually the performance of the other Named Executive Officers and in the case of the other executive officers, the Compensation Committee takes into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Compensation Committee accesses comparable salary and incentive compensation information for a number of representative companies in the industry for comparison purposes. Following its review of the performance of the Company's Named Executive officers, the Compensation Committee reports its recommendations for salary increases and incentive awards, if any, to the Board. In 2004, executive officers salaries were increased in those instances where promotions occurred, or when comparative data indicated the salary was below market value and performance warranted such an increase, and the Compensation Committee approved incentive compensation awards for all of the Named Executives. The Compensation Committee believed the recommended salary increases and incentive awards for Named Executives were warranted, are properly aligned to the Board's compensation philosophy, and consistent with the performance of such executives during fiscal year 2004 based on the Compensation Committee's evaluation of each individual's overall contribution to accomplishing the Company's fiscal year 2004 corporate goals and of each individual's achievement of individual goals during the year.


STOCK OPTIONS

The Compensation Committee believes that it is essential to align the interests of the Company executives and other management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Compensation Committee believes the long-term alignment of its executives to shareholders is best accomplished through the provision of stock option grants or restricted stock grants. During fiscal 2004 there were no options available for grant to officers under the 1998 Option and

Restricted Stock Plan. The Compensation Committee has also recommended, and the Board has approved for submission to shareholders at this Annual Meeting, the restatement of the 1998 Option and Restricted Stock Plan as the 2004 Long-Term Incentive Plan. This Plan will assure the Company's executive officers and other key employees are appropriately motivated and rewarded based on the long-term financial progress of the Company and that sufficient shares are available to accomplish this purpose.

The Compensation Committee determines the eligible employees, the timing of option and award grants, the number of shares granted, vesting schedules, option prices and duration and other terms of the stock options and stock awards. None of the Named Executive officers named in the Summary Compensation Table were granted stock options or other awards under the 1998 Option and Restricted Stock Plan in the fiscal year ended February 29, 2004 and all previous stock awards under the 1998 Option and Restricted Stock Plan are disclosed in the Stock Option Table, and Summary Compensation Table.

The 1998 Option and Restricted Stock Plan provides that options may be granted either as incentive stock options or as non-qualified stock options. Options may be granted for varying periods of from one to ten years. Options generally do not become exercisable until two years from the date of grant. Thereafter, the right to exercise options vests either: (a) in accordance with a schedule established at the time of grant, generally at a rate of 25% per year, cumulative to the extent not exercised in prior periods; or (b) on a schedule determined by achievement of specific performance factors. The exercise price for incentive stock options must be at least 100% of the last sale price on the exchange on which the stock is trading on the date of grant.

The 2004 Long-Term Incentive Plan, if approved by shareholders, will allocate another 500,000 shares of stock to be available to management and non-employee directors in the form of options (either incentive stock options or non-qualified stock options), restricted stock, stock appreciation rights, restricted units, phantom stock options and other incentive awards. As in the 1998 Option and Restricted Stock Plan, the Compensation Committee generally will determine eligible employees, the timing of option and award grants, the number of shares granted, vesting schedules, option prices and duration and other terms of the stock options and other awards.


COMPENSATION OF CEO

In determining the compensation of Mr. Keith Walters, the Chairman and Chief Executive Officer, the Compensation Committee reviewed the Company's operating and financial results for fiscal year, evaluated his individual performance and contribution to those results, and considered the compensation range for other chief executive officers of companies in the industry. Based on that review and assessment, the Compensation Committee recommended and the Company's Board ratified that his base annual salary was adjusted to $600,000. A performance bonus of $432,930 was approved for Mr. Walters based on predetermined performance criteria on revenue growth, return on capital employed and net income for the fiscal year ended February 2004.


SUPPLEMENTAL RETIREMENT CONTRIBUTIONS

The Compensation Committee also recommended to the Board, and the Board so approved, the creation of a Supplemental Executive Retirement Program ("Program") for executive officers. The Program provides for discretionary contributions, recommended by the Compensation Committee and approved by the Board, to the Company's Deferred Compensation Plan for the benefit of the executive officers of the Company. The initial contribution recommended by the Compensation Committee and approved by the Board was 5% of base compensation for each of the Named Executives. The Program is a non-qualified defined contribution plan and annual contributions and percentage calculations are at the discretion of the Board.

SUMMARY

As demonstrated in each of the plans above, compensation in all its forms is linked directly to objective performance criteria of the Company, business units where applicable, and the individual executive's performance. By doing so, the Compensation Committee has created an environment that encourages long-term decisions that will benefit the Company, its shareholders, customers, and employees and at the same time allows the executives, managers, and key contributors within the Company to share in the success of those decisions and actions. Furthermore, the Compensation Committee believes that the total compensation program for executive officers of the Company will be competitive with the compensation programs provided by other corporations with which the Company competes.

The Compensation Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.


Other Programs
The Company also provides its executives and other employees with health and welfare benefit plans, including medical, dental, and life insurance; with pension and compensation deferral programs; and with perquisites and other benefits which are competitive with market practices.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of the members of the Compensation Committee are non-employee directors of the Company and are not former officers of the Company. During fiscal year 2003, no executive officer of the Company served as a member of the Board of Directors or on the compensation committee of a corporation where one of whose executive officers served on the Executive Compensation and Stock Option Committee or on the Board.

Internal Revenue Code Section 162(m)

The Compensation Committee has taken action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company's and its subsidiaries' respective executive officers.

The Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options, restricted stock, restricted stock units, and other performance-based awards.

The Company's Compensation Committee will continue to review the Company's executive compensation practices to determine if elements of executive compensation qualify as "performance-based compensation" under the Internal Revenue Code and will seek to preserve tax deductions for executive compensation to the extent consistent with the Compensation Committee's determination of compensation arrangements necessary and appropriate to foster achievement of Company's business goals.

THE ENNIS BUSINESS FORMS, INC. EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

Kenneth Pritchett, Chairman
Jim Taylor
James B. Gardner

Compensation Tables

                           SUMMARY COMPENSATION TABLE

The following table provides information concerning total compensation paid to the Chief Executive Officer and certain other officers of the Company (collectively, the "Named Executive Officers"). As set forth in the footnotes, the data presented in this table and the tables that follow include amounts paid to the Named Executive Officers in 2004 by the Company or any of its subsidiaries.

Table 1: SUMMARY COMPENSATION TABLE

                                                                                             Number of
                                                                                             Securities
                                                                                         Underlying Options
                                                    Annual Compensation (a)                   Long-Term
                                     ------------------------------------------------       Compensation         All Other
Name and Principal Position (b)      Year         Salary        Bonus       Other (c)          Awards*         Compensation
-------------------------------      ----         ------        -----       ---------          -------         ------------
Keith S. Walters                     2004       $ 573,846       432,940          --                 --              --
  Chairman of the Board,             2003         424,230       127,203          --                 --              --
    President and  Chief             2002         392,308       195,154          --             25,000              --
    Executive Officer

Ronald M. Graham                     2004         193,846        96,209          --                 --              --
  Vice President                     2003         155,192        31,709          --                 --              --
                                     2002         133,000        40,000          --                 --              --

Harve Cathey                         2004         171,769        84,183          --                 --              --
  Vice President-Finance, Chief      2003         107,808        31,270          --                 --              --
    Financial Officer and Secretary  2002         100,000        20,000          --                 --              --

Michael D. Magill                    2004         70,000         35,079          --                 --              --
  Vice President and Treasurer

Kenneth E. Overstreet                2004         82,692            --           --                 --              --
  Group President                    2003         225,000        47,597      52,392(d)              --              --
                                     2002         210,576        35,000      52,392(d)              --              --

---------
* There were no Restricted Stock Awards or LTIP Payouts during the three most recent fiscal years.
a.   All amounts are for fiscal years ended February 28 or 29.
b. This table includes the Chief Executive Officer and all other executive officers whose compensation exceeded $100,000 for the most recent fiscal year.
c. None of the named executive officers has received perquisites the value of which exceeded $50,000 or 10% of his total salary and bonus. Perquisites paid include car allowance, supplemental retirement contribution and compensation payments for personal benefits.
d. Mr. Overstreet was paid a "Transaction Complete Bonus" in conjunction with the contract to acquire Northstar Computer Forms, Inc. which was payable in three annual installments beginning in June 2000.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      BY FISCAL YEAR-END OPTION/SAR VALUES

                                                                           Number of
                                                                           Securities                      Value of
                                                                           underlying                    unexercised
                                                                           unexercised                   in-the-money
                                                                           options/SARs                  options/SARs
                                Shares                                      at fiscal                     at fiscal
                               aquired                                       year end                      year end
                                  on           Value        -----------------------------------------   -------------
Name                           exercise      realized       Exercisable   Unexercisable   Exercisable   Unexercisable
----                           --------      --------       -----------   -------------   -----------   -------------
Keith S. Walters                   --             --          251,250        93,750       $ 1,941,425    $   859,375
Ronald M. Graham                   --             --           39,750        11,250       $   314,836    $   106,744
Harve Cathey                       --             --           27,500         7,500       $   192,669    $    73,256

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                       Number of securities
                                  Number of Securities        Weighted average       remaining available for
                                      to be issued             exercise price      future issuance under equity
                                    upon exercise of           of outstanding           compensation plans
                                  outstanding options,       options, warrants        (excluding securities
Plan Category                     warrants and rights            and rights           reflected in column (a)
-------------                    ----------------------      -----------------     -----------------------------
Equity compensation
 plans approved by
 security holders                       699,175                    $9.23                      48,777

Equity compensation
 Plans not approved by
 security holders                            --                       --                          --
                                        -------                    -----                      ------

Total                                   699,175                    $9.23                      48,777
                                        =======                    =====                      ======


                                                  PENSION PLAN TABLE (1)
                                                    YEARS OF SERVICE
                    -----------------------------------------------------------------------------
REMUNERATION            15               20               25                30              35
-------------           --               --               --                --              --
$125,000            $ 20,317         $ 27,089         $ 33,861          $ 45,984         $ 53,648
 150,000              25,004           33,339           41,673            55,359           64,586
 175,000              29,692           39,589           49,486            64,734           75,523
 200,000              34,379           45,839           57,298            74,109           86,461
 225,000              35,317           47,089           58,861            75,984           88,648

---------
(1) The Company has a noncontributory retirement plan that covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Internal Revenue Code, effective January 1, 2002, the maximum annual compensation covered by the plan is limited to $205,000. Future years' maximum can be increased for inflation (for 2004, the maximum is $205,000). Prior to this date, the maximum annual compensation covered by the plan was limited to $150,000 (indexed for inflation). The tables above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service. The table presents annual benefit amounts for remuneration above the current dollar maximum since (a) the dollar maximum can increase with inflation.

     The number of full years of continuous service in the plan as of February 29, 2004 for Mr. Walters, Graham and Cathey were 7, 6, and 35, respectively. Mr. Overstreet is not covered by the plan and Mr. Magill is not currently eligible for coverage.

Stock Performance Graph

This graph shows Company's cumulative total shareholder return over the five-year period from February 28, 2000, to February 29, 2004. The graph also shows the cumulative total returns for the same five-year period of the S&P 500 Index and our peer group of companies. The comparison assumes $100 was invested on February 28, 2000, in the Company's stock in the S&P 500 Index and in the Company's peer group and assumes that all of the dividends were reinvested.

                 Five-Year Cumulative Total Stockholder Returns

                                [GRAPHIC OMITTED]

                       Five Years Ended February 29, 2004

                                 Initial      2000        2001        2002        2003         2004
                                --------    --------    --------    --------    --------    --------
Ennis Business Forms, Inc.      $  100.0    $  113.5    $  140.9    $  153.0    $  126.2    $  176.2

Peer Group                      $  100.0    $  124.1    $  125.0    $  116.5    $  105.9    $  132.6

S&P 500                         $  100.0    $  121.0    $  110.0    $   96.9    $   75.5    $   97.2

     Total shareholder returns assume reinvestment of dividends.

(1) The data to prepare this performance chart was obtained from Standard & Poor's Comustat Services, Inc.
(2) The peer group consists of the following publicly-held business forms manufacturers: Mail-Well, Inc., The Standard Register Company, New England Business Services, Inc., Moore-Wallace, Inc. and Ennis Business Forms, Inc. In prior years, the Peer Group included Moore Corporation, Ltd. and Wallace Computer Services, Inc. These two companies merged in 2003, and as of February 2004 the merged company, Moore-Wallace, Inc. was acquired by RR Donnelley and will not be included in the Peer Group after this year.


Stock Ownership

Holdings of Major Shareholders

The following table sets forth certain information regarding the beneficial ownership as of February 29, 2004 of shares of the Company's common stock by each person or entity known to the Company to be a beneficial owner of 5% or more of the Company's common stock.

                            MAJOR SHAREHOLDERS TABLE


The following persons have reported to the SEC that they own more than five percent of the outstanding voting securities of the Company:

                NAME AND ADDRESS OF                      AMOUNT AND NATURE       PERCENT
TITLE OF CLASS  BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP    OF CLASS
--------------  --------------------------------      -----------------------    --------
Common Stock    Royce & Associates, Inc.
                1414 Avenue of the Americas
                New York, New York 10019                  2,106,400 shares         12.9%

                NFJ Investment Group                      1,147,300 shares          7.0%
                2121 San Jacinto St., Suite 1840
                Dallas, TX 75201

                Barclays Global Fund Advisors               949,603 shares          5.8%
                45 Fremont Street
                San Francisco, CA 94105

Note - This information was obtained from Schedule 13G filings by Royce & Associates, Inc. on February 2, 2004, NFJ Investment Group on February 13, 2004 and Barclays Global Fund Advisors on February 17, 2004.

Holdings of Officers and Directors

The following table lists, as of the close of business on April 15, 2003, the Company's common stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:

                                                          Common Stock Ownership
                                 ----------------------------------------------------------------------
                                                     Number of Shares
                                 ----------------------------------------------------------
                                                              Obtainable                     Percent of
                                  Directly    Indirectly     Through Stock                  Outstanding
          Name/Group                Owned        Owned    Option Exercise (4)       Total     Shares
          ----------              --------    ----------  -------------------       -----   -----------
James B. Gardner (1)               13,125         4,000           17,500           34,625        *
Harold W. Hartley (2)               3,375        26,975           17,500           47,850        *
Robert L. Mitchell                 58,081                         17,500           75,581        *
Thomas R. Price (1)                51,500         5,000           17,500           74,000        *
Kenneth G. Pritchett (1) & (3)     16,500         3,000           15,000           34,500        *
Ronald M. Graham                    3,000                         44,750           47,750        *
Alejandro Quiroz
James C. Taylor                    21,500                         11,250           32,750        *
Keith S. Walters                    7,650                        307,500          315,150        *
All Directors and Executive
  Officers as a group (12)        199,350        38,975          479,750          718,075       4.4%

(1) Indirect shares attributable to Mr. Gardner, Mr. Price and Mr. Pritchett are held in trust for the benefit of the named directors. Each has voting power over the shares.

(2) Shares held in trust of which Mr. Hartley is one of two trustees with shared voting power.

(3) Additional shares held in a plan in which Mr. Pritchett has a beneficial interest.

(4)  Stock options exercisable within 60 days.

* Indicates less than 1%.


Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's common stock with the SEC and the NYSE, and to furnish the Company with copies of the forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations of our officers and directors, during the year ended February 29, 2004, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis, except for Mr. Price. In March 2004, Mr. Price filed information on a Form 5 reporting a transaction whereby his wife and sister-in-law had jointly inherited 10,000 shares of common stock of the Company.

Employment Agreements

What are the terms of employment agreements with our executive officers?

The Company has entered into employment agreements with Mr. Walters and Mr. Graham dated May 1, 2003 and Mr. Magill dated October 7, 2003. Each is an executive officer of the Company. The agreements provide for base salaries of $600,000, $200,000 and $175,000 annually for Mr. Walters, Mr. Graham and Mr. Magill, respectively. These base salaries may be increased during the terms of the contracts. The agreements provide that for a continuing three-year employment period plus two 1-year extensions. Each of such employment agreements provides that if the officer terminates his employment for good reason or during the two-year period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination, (b) make a lump sum severance payment to him of the amount determined by multiplying his base amount times a multiple per his agreement,
(c) accelerate vesting of all long-term incentives, to include but not limited to stock options, restricted stock, any other long-term incentive grants, and
(d) continue to provide certain welfare plan and other benefits for a period of one year or as long as such plan or benefits allow or until the executive is employed under the benefit plans of another company.

For purposes of the employment agreements, "good reason" includes (i) a change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement and
(iv) a reduction in base annual salary.


Audit Committee of the Board Appointed Ernst & Young LLP

What services do the independent auditors provide?

Audit services of Ernst & Young for fiscal 2004 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain services related to the consolidated quarterly reports and annual and other periodic reports and other services as described in the next question.

How much were the independent auditors paid for 2004 and 2003?

Ernst & Young's fees for professional services totaled $304,200 for 2004 and $269,000 for 2003. Ernst & Young's fees for professional services included the following:

     o Audit Services -- fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations

     o Audit-Related Services -- fees for audit-related services, which consisted of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations.

     o Tax Services -- fees for tax services, consisting of tax compliance services and advisory services, were.

     o Other Services -- fees for other services, which consisted of a subscription to EY Online in 2004.

    Fees to Independent Auditors            FY 2004             FY 2003

         Audit Services                     $285,000           $224,000
         Audit Related Services                   --             35,500
         Tax Services                         17,700              9,500
         Other Services                        1,500                 --

The Audit Committee has considered whether the non-audit services provided to Company by Ernst & Young impaired the independence of Ernst & Young and concluded that they did not.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by Ernst & Young to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Ernst & Young's independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by Ernst & Young must be pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair and one other member of the Committee the authority to approve permitted services. Such approval must be reported to the entire Committee at the next scheduled meeting.

Will a representative of Ernst & Young be present at the meeting?
Yes, one or more representatives of Ernst & Young will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the shareholders

Proposal to Approve the 2004 Long-Term Incentive Plan.

What am I voting on?

We are asking you to approve our 2004 Long-Term Incentive Plan (the "Plan"), as set forth in Appendix C to this proxy statement. The Plan will only become effective upon approval by shareholders. The Plan was unanimously approved by our Board on January 13, 2004, and will, among other things, allow the issuance of up to 500,000 shares of common stock for compensation to our employees and non-employee directors. The Plan is an amendment and restatement of our existing 1998 Option and Restricted Stock Plan. Additionally, shares currently subject to awards under the Plan or the 1998 Option and Restricted Stock Plan may become available from time to time for awards under the Plan to the extent that such shares are not actually delivered (whether due to forfeiture, withholding for taxes or any other reason), or to the extent previously issued shares are used to pay the exercise price or cover withholding obligations or are similarly reacquired by the Company.

The 500,000 shares available for issuance under the Plan would represent approximately 3.0 percent of the Company's outstanding shares as of February 29, 2004. This level of dilution is comparable to that of our peer group of companies and is consistent with the Board's preference for conservative compensation practices The primary objectives of the Plan are:

     o To attract and retain the services of employees and non-employee directors; and

     o To further our interests and our shareholders' interests by providing incentives in the form of stock-based awards to such persons.

In accordance with these objectives, the Plan is designed to enable our employees and non-employee directors to acquire or increase their ownership of our common stock. The Plan is designed to compensate employees and non-employee directors for the creation of shareholder value. The Plan is also designed with the intent of placing more of executive compensation at risk and in the longer term. The Plan provides variable long-term compensation to employees and non-employee directors that is consistent with the philosophy adopted by the Compensation Committee as set out in its Report on Executive Compensation set forth on pages 11 through 14 of this proxy statement. This philosophy is based on the fundamental principles of pay for performance and external competitiveness, and the Board sees this Proposal 2 as a means of further aligning the goals of our employees and non-employee directors with those of the Company's shareholders.

While all of our employees and non-employee directors would be eligible to participate in the Plan, it is expected that most awards under the Plan would be made to our key employees, typically senior officers, managers, and technical and professional personnel. As of April 15, 2004, approximately 42 persons were eligible to participate in the 1998 Option and Restricted Stock Plan and 42 employees were participating. No awards have been made under the restated Plan. As of February 29, 2004, the following options and restricted stock awards were outstanding under the 1998 Option and Restricted Stock Plan:

     o Options to purchase approximately 699,175 shares of our common stock at a weighted average price of $9.23, of which approximately 444,175 shares were subject to vested options; and

     o   No restricted stock awards have been granted.

The following table sets forth plan benefits awarded by the Compensation Committee under the 1998 Option and Restricted Stock Plan during the last fiscal year to (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, excluding all executive officers.

                      Plan Benefits During Last Fiscal Year
                      1998 Option and Restricted Stock Plan

Name                                                       Dollar Value       Number of Options
----                                                       ------------       -----------------
Named Executive Officers
         Keith S. Walters..........................                --                  --
         Ronald M. Graham..........................                --                  --
         Harve Cathey..............................                --                  --
         Michael D. Magill.........................                --                  --
         Kenneth E. Overstreet.....................                --                  --
Executive Officers as a Group......................                --                  --
Directors Who are Not Executive Officers...........          $151,100              40,000
All Employees, Excluding Executive Officers........                --                  --

Our Board believes that amending and restating the 1998 Option and Restricted Stock Plan is the desirable way of adding additional shares and broadening the scope of awards available to attract and retain quality talent. Our Board believes that stock incentive plans like the Plan achieve their objectives and that to continue to carry out the objectives for the next several years, it is necessary to have an increase in the number of shares of common stock available for issuance that is greater than the remaining number of shares reserved for issuance under the 1998 Option and Restricted Stock Plan.

Summary of Our 2004 Long-Term Incentive Plan

         Purpose. The purposes of the Plan are to assist the Company and is subsidiaries in attracting and retaining able persons to become employees and to provide motivation to employees to put forth maximum efforts toward the success of the Company and its subsidiaries by providing incentives to those persons through the ownership and performance of common stock of the Company. An additional purpose is to provide a means through which the Company may attract able persons to become non-employee directors of the Company and to provide those individuals with incentive and reward opportunities.

         Effectiveness and Term. The Plan will be effective June 17, 2004, the date of the 2004 annual meeting of shareholders of the Company, provided it is approved at the meeting. The Plan is unlimited in duration, but incentive stock options may not be granted on or after the 10th anniversary of the effective date.

         Administration. For grants to employees, the Plan is administered by the Compensation Committee or another committee designated by the Board. Compensation Committee members must be "outside directors" under Section 162(m) of the Internal Revenue Code and "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934. For grants to outside directors, the Board administers the Plan. The Compensation Committee may delegate some or all of its powers to the Chief Executive Officer (or another executive officer) of the Company. But, the Compensation Committee may not delegate its power related to the grant of an award to any person who is subject to the rules of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934.

         Among the powers granted to the Compensation Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select eligible persons to receive awards and determine the form, amount, and other terms and conditions of the awards. The Compensation Committee also has the authority to accelerate the exercise, vesting or payment of an award when it would be in the best interests of the Company and grant awards in replacement of awards previously granted under the Plan, the 1998 Option and Restricted Stock Plan or any other employee benefit plan of the Company. The decisions of the Board or the Compensation Committee and their actions in administering the Plan are conclusive and binding on all participants, their estates, beneficiaries and legal representatives.

         The Plan provides for indemnification of the Compensation Committee members for personal liability incurred related any action, interpretation, or determination made in good faith with respect to the Plan and awards made under the Plan.

         Shares Subject to the Plan. The maximum number of shares of common stock available for the grant of awards under the Plan is limited to (i) 500,000 shares plus (ii) any authorized shares of common stock available for issuance under the 1998 Option and Restricted Stock Plan on the effective date, plus
(iii) any shares of common stock that become available under the Plan due to cancellation, forfeiture, payment of exercise price or withholding, etc. The maximum number of shares of Common Stock for which Options and SARs (stock appreciation rights) may be granted under the Plan to any one participant during a calendar year is 50,000.

         The Compensation Committee has full discretion to determine the manner in which shares of common stock available for grant of awards are counted. In the absence of Compensation Committee action, the Plan sets forth certain rules for this purpose. For example, the grant of options and restricted stock under the Plan reduces the number of shares available for grant of awards. Likewise, the grant of restricted units, phantom options or other incentive award that are payable either in common stock or in cash or common stock reduces the number of shares available for grant. The grant of SARs as well as restricted units, phantom options and other incentive awards payable only in cash does not affect the number of shares available for grant. In addition, shares of common stock related to awards that may be paid or settled in common stock that terminate by expiration, termination or cancellation without the issuance of shares will again be available for grant under the Plan. In addition, if shares of common stock are delivered or withheld to pay the exercise price of an award or to pay withholding taxes payable upon exercise, vesting or payment of an award, the number of shares available for grant of awards will be increased by the number of shares delivered or withheld as payment of the exercise price or withholding taxes.

         If there is subdivision or a consolidation of the common stock or the payment of a stock dividend on the common stock, the number of shares and price of common stock related to outstanding awards will be proportionately adjusted. If the Company recapitalizes or changes its capital structure, rather than the number of shares of common stock covered by an award, the participant will be entitled to receive the number and class of shares of stock or other securities that the participant would have been entitled to receive if, immediately before the recapitalization, he or she had held the number of shares of common stock subject to the award. In the event of changes in the outstanding common stock because of recapitalization, reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange or other relevant change in capitalization, outstanding awards are subject to adjustment by the Compensation Committee at its discretion as to the number, price and kind of shares or other consideration subject to the awards. These changes may result in the aggregate number of shares available for grant of awards under the Plan being equitably adjusted by the Compensation Committee.

         Eligibility. Employees and non-employee directors of the Company and its subsidiary corporations are eligible to receive awards. No employee or outside director may receive an award unless the Compensation Committee or the Board selects him or her.

         Awards. The Plan provides for grant of nonqualified stock options, incentive stock options, phantom options, restricted stock, restricted units, SARs (stock appreciation rights), and other incentive awards.

                  Options. An option is the right to purchase a share of the Company's common stock at a specified price. Options may be granted for restricted or nonrestricted common stock. Options may be granted to employees and non-employee directors. Options may be incentive stock options (which may receive special tax treatment), nonqualified stock options, or a combination of both. Incentive stock options may be granted only to employees. The exercise price of an option is payable either in cash or a cash equivalent or, with the Compensation Committee's consent, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Company common stock meeting certain conditions. Broker assisted cashless exercises are permitted with the Compensation Committee's consent. Options generally expire 10 years from the date of grant. Unless otherwise provided in the option agreement, options terminate within a certain period of time following a participant's termination of employment or service by reason of death or disability (1 year), cause (immediate termination regardless of vesting status), or other reasons (3 months). The price at which a share of common stock may be purchased upon exercise of an option shall be determined by the Compensation Committee, but such exercise price may not be less than 85% (in the case of nonqualified stock options) or 100% (in the case of incentive stock options) of the closing price of the common stock on the NYSE on the date of grant. As of April 28, 2004, the closing price of the common stock on the NYSE was $15.80.

                  Phantom Options. A phantom option is a fictional option. Phantom options do not carry dividend rights, rights upon liquidation, or any other rights of common stock. Phantom options may be granted to employees and non-employee directors. Upon exercise, each fictional share subject to a phantom option entitles the participant to receive the excess of the fair market value as of the date of exercise over the strike price, payable in cash or a whole number of shares of common stock as determined by the Compensation Committee. Upon a participant's termination of employment or service other than for cause, the vested portion of the phantom option is deemed exercised and the unvested portion is forfeited. If the participant is terminated for cause, all phantom options are forfeited regardless of the vested status. The strike price of a phantom option shall be determined by the Compensation Committee, but the strike price may not be less than 100% of the closing price of the common stock on the NYSE on the date of grant.

                  Restricted Stock. Restricted stock is common stock, which is subject to restrictions (generally vesting periods) determined by the Compensation Committee. Restricted stock constitutes issued and outstanding shares of the Company's common stock. Restricted stock may be granted to employees and non-employee directors. A participant who receives restricted stock generally has the right to receive dividends during the restriction period, to vote the restricted stock, and to enjoy all other stockholder rights. Generally, a participant is not required to make payment for restricted stock awarded under the Plan. Upon expiration of the restriction period, the participant is entitled to receive shares of the Company's common stock not subject to restriction.

                  Restricted Units. Restricted units represent a fictional share of common stock granted to a participant pursuant to the Plan, which may be subject to restrictions determined by the Compensation Committee. Restricted units may be granted to employees and non-employee directors. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock. An award of restricted units may include a tandem DER grant. A "DER" (or dividend equivalent right) is a contingent right, granted in tandem with a restricted unit that gives the participant the right to receive an amount in cash equal to the cash distributions made with respect to a share of common stock during the period the restricted unit is outstanding. Generally, upon a participant's termination of employment or service for any reason prior to the lapse of restrictions, the participant will forfeit any restricted units.

                  SARs. SARs or stock appreciation rights entitle the participant to receive the increase in value of a share of common stock over a period of time. SARs may be granted to employees and non-employee directors. SARs may be granted in conjunction with an option either (i) at the time of the initial option grant or (ii) with respect to a nonqualified stock option, at any time after the initial option grant while the nonqualified stock option is still outstanding. Upon exercise of a SAR, the participant is entitled to receive cash equal to the excess of the aggregate fair market value of the shares of common stock with respect to which the SAR is then being exercised over the aggregate purchase price of those shares. SARs are exercisable (i) only at such time and only to the extent the related option is exercisable, (ii) only when the fair market value of the shares subject to the related option exceeds the purchase price of the shares as provided in the related option, and (iii) only upon surrender of the related option or any portion for which SARs are being exercised. Upon exercise of a SAR, the related option is deemed terminated to the extent the SAR is exercised.

                  Other Incentive Awards. An other incentive award is an award (payable in cash, common stock or a combination) that may be granted to employees and outside directors, the Compensation Committee determines the terms of any other incentive awards.

         Change in Control. Immediately prior to a change in control (as defined in the Plan), all awards vest and become payable or exercisable in full. The Compensation Committee has discretion regarding the treatment (as defined in the Plan) of options, phantom options, and SARs not exercised upon a change of control.

         Transferability. Awards are not subject to execution, attachment or similar process. No award of incentive stock options or restricted stock during its restriction period may be sold, transferred, pledged, exchanged, hypothecated, or disposed of, other than by will or applicable laws of descent and distribution. An award agreement may provide that all other awards may be transferred to a permitted transferee.

         Amendment & Termination. The Board may suspend, terminate, amend, or modify the Plan at any time. Certain amendments require shareholder approval. The Board may amend the terms of any outstanding award granted pursuant to the Plan, but no amendment may adversely affect the participant's rights under an outstanding award without the participant's consent.

         United States Federal Income Tax Consequences. The following summary is based upon an analysis of the Internal Revenue Code (the "Code"), as currently in effect, and existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change.

         Incentive Stock Options. This tax discussion assumes that incentive stock options will be exercised for the stock that is not subject to restrictions. No income will be recognized by an optionee for federal income tax purposes upon the exercise of an incentive stock option. The basis of shares transferred to an optionee upon exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after the transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.

         If an optionee uses already owned shares of common stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of common stock are "statutory option stock," and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock. If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already-owned shares will be statutory option stock or how the optionee's basis will be allocated among the shares.

         Nonqualified Stock Options. This tax discussion assumes that options will be exercised for stock that is not subject to restrictions. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the optionee's employer must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of the recognition by the optionee, subject to the deduction limitations described below.

         The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

         If an optionee uses already owned shares of common stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon the exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

         Phantom Options. There will be no federal income tax consequences to either the participant or the Company upon the grant of phantom options. Generally, a participant will recognize ordinary income subject to withholding upon exercise and receipt of payment pursuant to phantom options in an amount equal to the fair market value of the common stock and the aggregate amount of cash received. Subject to the deduction limitations described below, The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

         Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on the date, less any amount paid for the shares. The Company will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions other than nonlapse restrictions) of the shares at the time less the amount paid, if any, by the participant for the restricted stock. If a
Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

         Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

         If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

         Restricted Units. There will be no federal income tax consequences to either the participant or the Company upon the grant of restricted units. Generally, the participant will recognize ordinary income subject to withholding upon lapse of restrictions or achievement of performance goals pursuant to the restricted units in an amount equal to the fair market value of the common stock and the aggregate amount of cash the participant receives or is entitled to receive on such date. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

         There will be no federal income tax consequences to either the participant or the Company upon the grant of DERs. Generally, a participant will recognize ordinary income subject to withholding upon the earlier of lapse of restrictions or achievement of performance goals pursuant to restricted units related to the DERs in an amount equal to the amount of cash the participant receives or is entitled to receive on such date. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income.

         SARs. There will be no federal income tax consequences to either the participant or the Company upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

         Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to the officers for the year exceeds $1 million, unless the compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Compensation attributable to an option or SAR is deemed to satisfy the requirements for performance-based compensation if (1) the grant or award is made by the Compensation Committee; (2) the plan under which the option or SAR is granted states the maximum number of shares with respect to which options or SARs may be granted during a specified period to any employee; and (3) under the terms of the option or SAR, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Plan has been designed to enable awards of options and SARs granted by the Compensation Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code. Other awards are subject to the Code Section 162(m) deduction limitation unless the award is structured in a manner that satisfies the performance-based compensation exception to Section 162(m) of the Code.

         In addition, Section 280G of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an "excess parachute payment." Very generally, excess parachute payments arise from certain payments made to disqualified individuals which are in the nature of compensation and are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, stockholders or highly-compensated individuals. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the Company could result in excess parachute payments. In addition to the deduction limitation applicable to the Company, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.

         Effect of Other Laws. The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of common stock may also have tax consequences under various state, local and foreign laws. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Under the rules of the New York Stock Exchange, votes representing more than 50% of our outstanding shares of common stock must be cast at the meeting. Broker non-votes are not considered votes cast for this purpose. Abstentions will have the effect of a vote against this proposal.

What does the Board recommend?

                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                 APPROVAL OF OUR 2004 LONG-TERM INCENTIVE PLAN.


Proposal to Approve the Amendment of the Company's Articles of Incorporation to Change in the Company's Name to Ennis, Inc.
(Item 3 on the Proxy Card)

What am I voting on?

We are asking you to vote on the proposal to amend the Articles of Incorporation to change the name of the Company from Ennis Business Forms, Inc. to Ennis, Inc.

The primary objectives of the name change are:

     o To more closely align the corporate name with the three business units, and

     o To more properly reflect the migration from the forms business into new product lines while retaining the equity value of the Ennis name.

In accordance with these objectives, our management believes that changing the corporate name will enhance meeting these objectives.


What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of 66 2/3% of the Company's outstanding common stock. Broker non-votes are not considered votes cast for this purpose. Abstentions will have the effect of a vote against this proposal.

What does the Board recommend?

                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
              APPROVAL OF THE PROPOSED NAME CHANGE TO ENNIS, INC.

Solicitation by Board; Expenses of Solicitation

Our Board has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies.


Submission of Future Shareholder Proposals

Under SEC rules, a shareholder who intends to present a proposal, including the nomination of directors, at the 2005 Annual Meeting of Shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than January 19, 2005.

All written proposals should be directed to Harve Cathey, Corporate Secretary, Ennis, Inc. P.O. Box 403, Midlothian, Texas 76065-0403.

The Nominating and Corporate Governance Committee is responsible for selecting and recommending director candidates to our Board, and will consider nominees recommended by shareholders. If you wish to have the Nominating and Corporate Governance Committee consider a nominee for director, you must send a written notice to the Company's Corporate Secretary at the address provided above and include the information required by our By-Laws and discussed on pages 8 through 10 of this proxy statement.


Availability of Form 10-K and Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended February 29, 2004, including the financial statements and the financial statement schedules, are available without charge to shareholders upon written request to Ennis Shareholder Relations Department, P.O. Box 403, Midlothian, Texas 76065-0403 or via the Internet at www.Ennis.com . We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.


Other Matters

The Board does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                                                      APPENDIX A

                              Categorical Standards

Director Independence

As required by the listing standards of the New York Stock Exchange, a majority of the members of the Board must be independent. A director is independent if the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and such director is not otherwise automatically deemed to be not independent by applicable NYSE listing standards. The Board has determined that any director meeting the following categorical standards shall automatically be deemed not to have any material relationship with the Company, and shall be independent:

     o A director who has not received, and whose immediate family members have not received, for the past three years, more than $100,000 per year in direct compensation from the Company. Director and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and compensation received by an immediate family member for service as a non-executive employee of the Company are not considered in making this determination;

     o A director who is not, and for the past three years has not been, an employee of the Company and who does not have an immediate family member who is, or for the past three years has been, an executive officer of the Company;

     o Until November 4, 2004, a director who is not, and has not for the past year been, an employee of the Company;

     o A director who is not, and has not for the past three years been, affiliated with or employed by a present or former internal or external auditor of the Company, and who has no immediate family members who are, or have during the last three years been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

     o A director who is not, and for the past three years has not been, employed as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee and who has no immediate family members who have been employed as an executive officer for such company during the past three years;

     o A director who has no personal service contract with the Company, any subsidiary or affiliate of the Company or any member of senior management;

     o A director who is not, and in the previous three years has not been, an employee or executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

An immediate family member shall include the director's spouse, parents, children, siblings, in-laws and anyone who resides in the director's home.

The Nominating and Corporate Governance Committee is responsible for assessing compliance with these standards on an annual basis. Any director who does not meet these standards will be referred to the Board, and the Board will review the relationship or transaction that prevents such director from meeting these standards and make a determination of whether such relationship or transaction is a material relationship with the Company.

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                                                                      APPENDIX B

                             Audit Committee Charter

                           ENNIS BUSINESS FORMS, Inc.
                           --------------------------
                             AUDIT COMMITTEE CHARTER
                             -----------------------
                                      ROLE
                                      ----
The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the "independent auditor"), performance of the internal auditor and the Company's internal audit function, and such other duties as directed by the Board. The Committee's role includes discussing with management the Company's processes to manage financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee has sole authority over the appointment and replacement of the independent auditor and is directly responsible for compensation, and oversight of the independent auditor. The Committee should also review any potential conflicts from hiring former employees of the Company's independent auditor.
                                   MEMBERSHIP
                                   ----------
The membership of the Committee consists of at least four directors. Each member shall meet the experience requirements of the listing standards of The New York Stock Exchange ("NYSE") and applicable laws and regulations. Each member will be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member's independence. Committee members will not serve simultaneously on the audit committees of more than two other public companies. The Board appoints the chairperson.
                                   OPERATIONS
                                   ----------
The Committee meets at least once each quarter. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the state of Texas.
                            COMMUNICATIONS/REPORTING
                            ------------------------
The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the Company's internal auditors, and the Company's management. This communication will include periodic separate executive sessions with each of these parties.
                                    EDUCATION
                                    ---------
The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.
                                    AUTHORITY
                                    ---------
The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.
                                RESPONSIBILITIES
                                ----------------
The Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this

Charter. The Committee will review and reassess the adequacy of this Charter annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices and recommends any proposed changes to the Board.
The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls.

Last Revised: January 13th, 2004

                                                                      APPENDIX C

                          2004 LONG-TERM INCENTIVE PLAN
                                 OF ENNIS, INC.

                   (As Established Effective June 17th, 2004)

                                    RECITALS

                      ARTICLE I. ESTABLISHMENT AND PURPOSE

         1.1 Establishment. The Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan was originally approved by the Board of Directors of Ennis Business Forms, Inc., a Texas corporation, on March 2, 1998. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan is hereby amended and restated in its entirety and renamed the Ennis, Inc. 2004 Long-Term Incentive Plan (the "Plan"), as set forth in this document.

         1.2 Purpose. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Common Stock of Ennis. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of Ennis and to encourage such persons to remain directors of Ennis, by providing such persons with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

         1.3 Effectiveness and Term. This amended and restated Plan shall become effective as of June 17, 2004, the date of its approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 2004 annual meeting of the stockholders of Ennis duly held in accordance with applicable law. This Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards of Incentive Stock Options shall be made after June 16, 2014.


                             ARTICLE II. DEFINITIONS

         2.1 Affiliate. "Affiliate" means a "parent corporation" or a "subsidiary corporation" of Ennis, as those terms are defined in Section 424(e) and (f) of the Code.

         2.2 Award. "Award" means an award granted to a Participant in the form of an Option, Phantom Option, Restricted Stock, Restricted Unit, SAR, or Other Incentive Award, whether granted singly, in combination or in tandem. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

         2.3 Award Agreement. "Award Agreement" means a written agreement between Ennis and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

         2.4      Board.  "Board" means the Board of Directors of Ennis.

         2.5 Cause. "Cause" means the termination of a Participant's employment or service by reason of fraud, dishonesty, any unauthorized use or disclosure by the Participant of any confidential information or trade secrets of Ennis, or the performance of other acts detrimental to Ennis or an Affiliate, as determined by the Committee in its absolute discretion.

         2.6 Change of Control. A "Change of Control" shall be deemed to have taken place if one or more of the following occurs:

                  (a) Any person or entity, as that term is used in Section 13(d) and 14(d)(2) of the 1934 Act (other than a qualified benefit plan of Ennis or an Affiliate) becomes or is discovered to be a beneficial owner (as defined in Rule 13d-3 under the 1934 Act as in effect on the Effective Date) directly or indirectly of securities of Ennis representing 30% or more of the combined voting power of the Ennis' then outstanding securities (unless such person is already such a beneficial owner on the Effective Date);

                  (b) Individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board, unless any such change is approved by a unanimous vote of the Board in office immediately prior to such cessation;

                  (c) Ennis or its Affiliates shall (in a single transaction or a series or related transactions) issue shares, sell or purchase assets, engage in a merger or engage in any other transaction immediately after which securities of Ennis representing 50% or more of the combined voting power of the then outstanding securities of Ennis shall be ultimately owned by person(s) who shall not have owned such securities prior to such transaction or who shall be a party to such transaction;

                  (d) Ennis and its Affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations which generated a majority of the consolidated revenues (determined on the basis of Ennis' four most recently completed fiscal quarters for which reports have been filed under the 1934 Act) of Ennis and its Affiliates immediately prior thereto;

                  (e) The Board shall approve the distribution to Ennis' shareholders of all or substantially all of Ennis' net assets or shall approve the dissolution of Ennis; or

                  (f) Any other transaction or series of related transactions occur which have substantially the effect of the transactions specified in any of the preceding provisions of this subsection.

         2.7 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         2.8 Committee. "Committee" means (i) with respect to the application of this Plan to Employees, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is both a "non-employee director" under Rule 16b-3 of the Exchange Act and an "outside director" under Section 162(m) of the Code, and
(ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

         2.9 Common Stock. "Common Stock" means the common stock, $2.50 par value per share, of Ennis, or any stock or other securities of Ennis hereafter issued or issuable in substitution or exchange for the Common Stock.

         2.10     Company. "Company" means Ennis and its Affiliates.

         2.11 DER. "DER" means a contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Restricted Unit is outstanding.

         2.12 Effective Date. "Effective Date" means the date this Plan becomes effective as provided in Section 1.3.

         2.13 Ennis. "Ennis" means Ennis, Inc. (formerly known as Ennis Business Forms, Inc.), a Texas corporation, or any successor thereto.

         2.14 Employee. "Employee" means an employee of Ennis or an Affiliate of Ennis; provided, however, that the term "Employee" does not include an Outside Director or an individual performing services for Ennis or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

         2.15 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.16 Fair Market Value. "Fair Market Value" means (a) if the Common Stock is listed on a national securities exchange, the closing price per share on a given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for a share on a given date; and (c) if the Common Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         2.17 Grant Date. "Grant Date" means the date an Award is granted by the Committee.

         2.18 Incentive Stock Option. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422(b) of the Code.

         2.19 Nonqualified Stock Option. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         2.20 Option. "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

         2.21 Other Incentive Award. "Other Incentive Award" means an incentive award granted to a Participant pursuant to Article XII.

         2.22 Outside Director. "Outside Director" means a "non-employee director" of the Company, as defined in Rule 16b-3.

         2.23 Participant. "Participant" means an Employee or Outside Director to whom an Award has been granted under the Plan.

         2.24 Person. "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         2.25 Phantom Option. "Phantom Option" means a fictional option granted to a Participant pursuant to Article VIII.

         2.26 Plan. "Plan" means this Ennis, Inc. 2004 Long-Term Incentive Plan, as in effect from time to time.

         2.27 Restricted Period. "Restricted Period" means the period established by the Committee with respect to an Award of Restricted Stock or a Restricted Unit during which the Award remains subject to forfeiture and is not payable to the Participant.

         2.28 Restricted Stock. "Restricted Stock" means a share of Common Stock granted to a Participant pursuant to Article IX, which is subject to such restrictions as may be determined by the Committee. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

         2.29 Restricted Unit. "Restricted Unit" means a fictional share of Common Stock granted to a Participant pursuant to Article X, which is subject to such restrictions as may be determined by the Committee.

         2.30 Rule 16b-3. "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         2.31 SAR. "SAR" means a stock appreciation right granted to a Participant pursuant to Article XI.

         2.32 Superseded Plan. "Superseded Plan" means the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan, as in effect prior to the Effective Date.


                        ARTICLE III. PLAN ADMINISTRATION

         3.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee may delegate some or all of its power to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding, and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

         3.2 Authority of Administrator. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan, the Superseded Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.

         3.3 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

         3.4 Liability; Indemnification. No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Ennis with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.


                     ARTICLE IV. SHARES SUBJECT TO THE PLAN

         4.1 Available Shares. Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed the sum of (i) 500,000 shares of Common Stock; and (ii) ________, which is the number of authorized shares of Common Stock available for issuance under the Superseded Plan as of the Effective Date; and (iii) any shares of Common Stock that become available under this Plan, including with respect to Awards outstanding under the Superseded Plan as of the Effective Date, as a result of cancellation, termination, expiration, forfeiture or lapse of an Award or as otherwise provided in Section
4.3. The maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Participant during a calendar year is 50,000. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Committee, in its absolute discretion, shall from time to time determine.

         4.2      Adjustments for Recapitalizations and Reorganizations.

                  (a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Ennis shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Ennis Common Stock without receipt of consideration by Ennis, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

                  (b) If Ennis recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

                  (c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

                  (d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

         4.3 Adjustments for Awards. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

                  (a) Options and Restricted Stock. The grant of Options and Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

                  (b) SARs, Phantom Options and Restricted Units. The grant of SARs shall not affect the number of shares available for grant of Awards under the Plan. The grant of Phantom Options or Restricted Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of Phantom Options or Restricted Units that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award.

                  (c) Other Incentive Awards. The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

                  (d) Termination. If any Award referred to in paragraphs (a),
         (b) and (c) above (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related Option (as defined in Section 11.1) upon exercise of its corresponding SARs), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

                  (e) Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan (other than Incentive Stock Options) shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan (other than Incentive Stock Options) shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

                  (f) Fractional Shares. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or (ii) subject to an Award, Ennis shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

                                                                      APPENDIX D

                         COMPENSATION COMMITTEE CHARTER

Purpose

         The Compensation Committee (the Committee) of the Board of Directors (the Board) of Ennis Business Forms, Inc. (the Company) shall be charged with assisting the Board in (i) assessing whether the various compensation programs of the Company are designed to attract, motivate and retain the senior management necessary for the Company to deliver consistently superior results and are performance based, market driven and shareholder aligned, (ii) its oversight of specific incentive compensation plans adopted by the Company, with the approval of this Committee, included stock, plans, supplemental executive retirement plans and short term and long term incentive compensation plans for members of senior management of the company, (iii) assessing the effectiveness of succession planning relative to senior management of the Company, (iv) its approval, review and oversight of benefit plans of the company, and (v) its oversight of the performance and compensation of the Chief Executive Officer of the company ("CEO:) and the other members of the Senior Management Team of the Company.

         Furthermore, the Committee will direct the production of all reports that Securities and Exchange Commission rules require be included in the company's annual proxy statement.

Membership

         The Committee shall consist of at least three persons, all of whom are members of the Board. Each member of the Committee shall satisfy the independence requirements set forth in the corporate governance and other listing standards of the New York Stock Exchange (the "NYSE Standards"). In addition, each member of the Committee shall be a "non-employee director" as defined by Rule 16b-3(b)(3) under the Exchange Act.

         The Board shall elect the members of the Committee at the Board Meeting (Annual Board Meeting) that is held immediately after the annual meeting of the stockholders, and each Committee member shall serve until the date of the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or member of the Committee prior to such date, in which event the Board shall appoint another director to fill the resulting vacancy for his or her unexpired term. Further, if for any reason the Board does not elect the members to the Committee at an Annual Board Meeting, the directors who then comprise the committee will continue to serve as members of the Committee until the Board takes action to elect new members of the Committee. The Board may remove or replace a member of the Committee at any time.

Operation

         The Board (or the Committee) shall elect one of the members of the Committee to act as chairperson of the Committee (the "Chairperson"). Such member shall act as Chairperson until the next Annual Meeting unless prior thereto he or she (x) resigns as Chairperson, (y) is removed or replaced by the Board or (z) ceases to be a director, in which event the Board shall appoint another member of the Committee to serve as Chairperson for the unexpired term. The Chairperson shall preside over all meetings of the committee. In addition, the Chairperson shall periodically report the Committee's findings and conclusions to the Board.

         The majority of the members of the Committee shall constitute a quorum.

         The Committee shall meet as often as is appropriate but not less than two times annually. The Committee shall maintain minutes of its meetings and written records of its actions.

         Duties & Responsibilities

                  To fulfill its purpose as described above, the Committee shall have the following duties and responsibilities:

                  The Committee will review and approve for the CEO, for the other members of the Senior Management team of the Company, Annual base salary levels, annual incentive opportunity levels and long-term incentive opportunity levels for each fiscal year. In this regard, the Committee will review and approve corporate goals and objectives related to compensation. In addition, the Committee will take into account whether the compensation is reasonably related to personal and corporate performance and whether the goals of each compensation program are compatible with external peer businesses.

                  The Committee will review Senior Management compensation programs on a periodic basis to determine whether they are properly coordinated and achieving their intended purposes. In addition, The Committee will consider from time to time whether to adopt compensation or benefit plans for Senior Management which address matters relating to severance or retirement provided that the benefits to be derived from those programs are appropriately related to the overall benefit of the Company are reasonable in amount and duration.

                  The Committee will review on a periodic basis all benefit plans sponsored by the Company to determine whether they are properly coordinated and achieving their intended purposes. In addition, the Committee will consider, from time to time, amendments to existing benefit plans and proposals for new benefit plans, and if appropriate, recommend the same for approval to the Board.

                  The Committee will review and assess on a periodic basis succession planning with respect to senior management of the Company.

                  The committee will review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

                  The Committee will make periodic reports to the Board on the work of the Committee.

                  The Committee will produce a compensation committee report on executive compensation as required by the SEC and NYSE to be included in the Company's annual proxy statement or annual report on Form 10-K as filed with the SEC.

Annual Performance Evaluation of the Committee.

         The Board will conduct an annual performance evaluation of the Committee. The Board will conduct this evaluation in one or more separate sessions at which members of the Committee shall not be in attendance. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

                                                                      APPENDIX E

               NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

Nominating & Corporate Governance Committee: The primary responsibilities of the Nominating & Corporate Governance Committee (the "Committee") are to (a) determine the slate of director nominees for election to the Company's Board of Directors, (b) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and (c) review, evaluate, and recommend changes to the Company's Corporate Governance Guidelines. The Governance and Nominating Committee's role includes periodic review of the compensation paid to non-employee directors for annual retainers (including Board and committee chairs) and meeting fees, if any, and making recommendations to the Board for any adjustments. The specific responsibilities of the Nominating and Corporate Governance Committee are delineated in the Nominating & Corporate Governance Committee Charter. The Nominating & Corporate Governance Committee regularly reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The Committee will consider shareholder recommendations for candidates for the Board, but only if they have held 5% or more of the outstanding shares of the Company for more than one year. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating person's ownership of 5% or more of Company stock and the date of acquisition should be sent to the attention of the Chairman of the Governance & Nominating Committee, in care of the Company's corporate address. There can be no more than one shareholder nominee on the proxy statement in any given annual meeting.
                                   MEMBERSHIP
                                   ----------
The membership of the Committee consists of at least three directors appointed annually by the Board of Directors. Each member shall meet the experience requirements of the listing standards of The New York Stock Exchange and applicable laws and regulations. Each member will be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member's independence. The Board appoints the chairperson and may remove any committee member for failure to attend regularly called meetings or breaches of duty or care.
                                   OPERATIONS
                                   ----------
The Committee meets at least two times a year and on as as-needed basis as determined by the Chair. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the state of Texas and may delegate such actions it deems necessary to subcommittees. The Committee is also empowered to retain or terminate any search firm to used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

NOMINATING PROCESS
The Committee receives recommendations from management, the board and any shareholder of prospective nominees as members of the Board, and will consider each recommendation on an equal basis according to the criteria outlined below. They can be oral or written recommendations. The Company has not utilized outside search firms in the past for prospective candidates but the option is clearly available to the Committee if they so choose to utilize that route for candidates. The Committee will strive to have at least one or more candidates screened to fill vacancies that may occur from time to time. The Committee will request and review the resume of any of the candidates based upon the following minimum qualifications;
     1.  Knowledge of the Company's industry
     2.  Proximity to corporate headquarters
     3.  Business and financial acumen,
     4.  Financial and personal stability
     5. Ability to devote time and energy to regularly scheduled board and committee meetings in person, and
     6.  Ability to meet Board requirement for the ownership of shares

The Board also interviews the candidates to ensure that they understand the duty of loyalty and care required of directors to all shareholders of the Company under the law of the state of incorporation of the Company. The Board looks for candidates who are of the highest moral character, strong work ethic and a commitment to timely attend all scheduled board meetings and committee meetings in person. The Board deems it important that candidates have strong interpersonal skills, the ability to understand and/or express complex issues in a simple manner, and high integrity

The Board also requires that any Director must agree that he or she will tender a resignation from the Board in the event of a material change in his or her personal circumstances, including a change in principal job responsibilities (other than a promotion with the director's current employer). The decision whether to accept the resignation would be made by the Board, with a recommendation from this Committee to accept or reject the resignation.

                            COMMUNICATIONS/REPORTING
                            ------------------------
The Committee is expected to maintain free and open communication with shareholders, Company employees, and the Company's management. This communication will include periodic separate executive sessions with management and employees on an as-needed basis.

Shareholders can communicate to the Committee through the Company's website in the form of an email to a corporate email address, or through written communications to the Committee chair in care of the Company's corporate address. All such communications will be sent directly to the Committee chair and will not be screened by the Company.

Shareholders wishing to submit the name of a candidate for the board of the Company must submit a resume of the candidate, proof of ownership of 5% or more of the Company's stock, and that they have held such stock at a 5% or more level for more than one year from the date of their proposal. They must also consent to have their name disclosed in the Proxy Statement. The failure to provide this information will force the Committee to shelve consideration of the prospective nominee.
                                    EDUCATION
                                    ---------
The Company is responsible for providing the Committee with educational resources related to current corporate governance issues, current legal topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate corporate and legal literacy.
                                    AUTHORITY
                                    ---------
The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

                                                                      APPENDIX F

                         CORPORATE GOVERNANCE GUIDELINES

I. Director Qualification Standards: The Board of Directors (the "Board") of Ennis Business Forms, Inc. ("Ennis") shall meet the following requirements:

         a. A majority of directors shall be independent, and the Audit, The Compensation and Nominating and Corporate Governance Committees are all composed entirely of independent directors. Independence for these purposes shall mean the independence requirements set forth in the Securities Exchange Act of 1934, as amended, and the rules adopted by the Securities and Exchange Commission hereunder and the corporate governance and other listing standards of the New York Stock Exchange as in effect from time to time.
         b. Directors standing for re-election are reviewed for performance, attendance, and ability to continue significant contribution to the Board and committee assignments.
         c. The Nominating and Corporate Governance Committee consider the qualifications of all directors at the time a director is recommended for election. Ennis seeks directors with the following minimum qualifications:
                  1.  Knowledge of the Company' industry
                  2.  Proximity to corporate headquarters
                  3.  Business and financial acumen
                  4.  Financial and personal stability
                  5. Ability to devote time and energy to regularly scheduled board and committee meeting in person, and
                  6. Ability to meet Board requirement for the ownership of shares
                  Candidates should have the highest personal and professional character and integrity that have outstanding records of accomplishment in their chosen business or profession. These persons should have demonstrated exceptional ability and judgment and have substantial experience of relevance to the Company. The Board also requires that candidates must understand the duty of loyalty and care required of directors to all shareholders under the law of the state of incorporation of the Company. Although there is no fixed limit on the number of other boards on which a director may serve, board memberships are considered along with other time commitments a prospective director may have and the effect this may have on his or her ability to serve effectively on the Ennis Board of Directors. These factors will also be considered at the time of the annual performance evaluation of the Board and Committees referred to below.
         d. Each director must agree that he or she will tender a resignation from the board in the event of a material change in his or her personal circumstances, including a change in principal job responsibilities (other than a promotion with the director's current employer). The decision whether to accept the resignation would be made by the Board, with a recommendation from the Nominating and Corporate Governance Committee.

II. Director Responsibilities: The business of Ennis Business Forms is managed under the direction of the Board. The Board monitors management on behalf of the shareholders. Among the Board's major responsibilities are:

         a. Selection, compensation and evaluation of the Chief Executive Officer and oversight of succession planning.

         b. Assurance that processes are in place to promote compliance with law and high standards of business ethics.

         c.       Oversight of Ennis's strategic planning

         d.       Approval of all material transactions and financings.

         e. Understanding Ennis's financial statements and other disclosures and evaluating and changing where necessary the process for producing accurate and complete reporting.

         f. Using its experience to advisee management on major issues facing Ennis.

         g. Evaluating the performance of the Board and its committees and making appropriate changes where necessary

         Directors are expected to maintain a good attendance record, and familiarize themselves with any materials distributed prior to each Board or committee meeting. All directors may place items on agendas for Board meetings. The chair of the Committee clears agendas for the meeting of committees of the Board, and committee members may place items on the Agenda.

         The independent directors will meet immediately after all Board meetings without management present. The Company has asked the chairs of each of the committees to rotate as lead independent director, to preside at such meetings.

         The non-employee directors, through the rotating chair, can set their own agenda, maintain minutes and report back to the board as a whole. This meeting does not take the place of the normal board meeting and can serve as a committee of the whole of non-employee directors. The presiding chair may report back to the board as a whole on the topics and issues discussed at this meeting. It is possible that the presiding chair could


         >> Make recommendations to the full Board regarding the structure of Board meetings

         >>       Recommend matters for consideration by the full Board

         >> Place additional items on the future board agenda's in collaboration with the Chief Executive Officer

         >> Recommend additional appropriate materials to be provided to the directors

         >>       Recommend tasks to the appropriate committees

         >> With the help of the Nominating and Corporate Governance Committee, oversee the annual evaluation of the Board and its committees.

III. Director Access to Management and Independent Advisors: All directors are able to directly contact members of management, including, in the case of the Audit Committee, direct access to the head of internal audit. Broad management participation is encouraged in presentations to the Board, and executive management frequently meet with Board members on an individual basis. The Board and its Committees are empowered to hire at Company expense their own financial, legal and other experts to assist them in addressing matters of importance to the Corporation.

IV. Non-Employee Director Compensation: The amount and type of compensation for the Company's non-employee directors will now be recommended by the Nominating and Corporate Governance Committee, which develops its recommendation from a review of practices at similarly situated companies and the Company's peer group based upon recent proxy statements. The recommendation would be made and approved by the Board. Currently each non-employee director of the Company receives an annual grant of 5,000 shares of stock options and 10,000 stock option shares when they join the Board. In addition, non-employee directors received a retainer fee of $18,000 and $2,000 for each meeting attended. Each Committee Chair receives an annual committee chair retainer of $6,000 and non-employee directors receive $1,500 for each committee meeting attended.

V. Director Orientation and Continuing Education: Directors are provided extensive material regarding Ennis upon their initial election to the Board, including a binder containing information regarding Ennis and its policies and various administrative and legal matters. Other orientation procedures include meetings with senior executives of the Company is its major business units. Board meetings are occasionally held outside the corporate office to permit directors to visit operating locations of Ennis subsidiaries.

VI. Evaluation of the Board and its Committees: The Nominating and Corporate Governance Committee is establishing an annual evaluation of the effectiveness of the Board and each Committee, and oversees the composition, organization (including its Committee structure, membership and leadership) practices of the Board.

VII. Management Compensation, Evaluation and Succession: The Board provides annual goals for the Chief Executive Officer and the Compensation Committee evaluates the CEO's performance, including his or her success in achieving these goals, in setting compensation. The Board recognizes that the selection of the CEO and the oversight of succession planning are among the most important duties of the Board. The Compensation Committee evaluates the form and amount of compensation of Ennis's senior management, and provides a report thereon annually in the proxy statement.

VIII. Board Committees: There are three standing committees of the Board, to wit: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. Other committees can be created at the discretion of the Board, including ad hoc committees established for specific concerns or issues confronting the Board. The Board appoints the Committee members and Committee Chairs after some consultation among the retiring chair, the Chairman and other members of the Board. The consultations generally address the skill-sets needed, desire to serve on a particular committee, and ability to commit the necessary time for a particular committee as a means of placing the appropriate directors in their respective committees. The committee members and committee chairs are appointed in the first directors meeting following the annual meeting of shareholders.

IX. Evaluation of Corporate Governance Guidelines: Annually, the Nominating and Corporate Governance Committee reviews these Guidelines and recommends changes to the Board if appropriate.

X. Stockholder Ratification of Independent Auditors: At the Annual Meeting each year, the holders of the Company's Common Stock will be given the opportunity to vote on whether to ratify the selection of independent auditors for the following fiscal year.

                                                                      APPENDIX G

               CODE OF PROFESSIONAL CONDUCT FOR CORPORATE OFFICERS

                           Ennis Business Forms, Inc.
               Code of Professional Conduct for Corporate Officers

Our Commitment: Integrity in All Our Interactions
-------------------------------------------------

Compliance with the Standards of Business Conduct

The Ennis Business Forms Standards of Business Conduct are a general guide to the company's standards of business practices and regulatory compliance. Its requirements apply to Ennis Business Forms, to all subsidiaries, or affiliates in which Ennis Business Forms Corporation directly or indirectly owns more than 50 percent of the voting control ("Controlled Affiliates"), and to all directors, officers, and employees of each. All references to "Ennis Business Forms" include Ennis Business Forms and all Controlled Affiliates unless otherwise specified. All references to "employees" include directors, officers, and employees of Ennis Business Forms and it subsidiaries or affiliates.

Failure to read and/or acknowledge the Standards of Business Conduct does not exempt an employee from his/her responsibility to comply with the Standards of Business Conduct, applicable laws, regulations, and all Ennis Business Forms policies and guidelines that are related to his/her job.

Ennis Business Forms is a national company, and our business operations are subject to the laws of many different states. Ennis Business Forms employees doing business nationally must comply with all applicable laws and regulations and uphold the Standards of Business Conduct at all times. Cultural differences or local laws and customs may require a different interpretation of our Standards. If this situation arises, always consult your manager, Law and Corporate Affairs, or the Director of Compliance before taking any action.

The Standards are not intended to and do not create an employment contract, and do not create any contractual rights between Ennis Business Forms and its employees or create any express or implied promise for specific treatment in specific situations. Your employment relationship with Ennis Business Forms can be terminated at any time for any reason with or without cause unless otherwise required by local laws in other states or a written contract signed by a vice president.


Our Commitment: Integrity in All Our Interactions

Each day we interact with a variety of individuals and groups--including our customers, partners, competitors, co-workers, shareholders, vendors, government and regulatory agencies, and the communities in which we operate. We are committed to interacting with all of these audiences in a respectful, ethical manner and in full compliance with all regulatory requirements.





Ennis Business Forms' Standards of Business Conduct


We manage our business in full compliance with all laws and regulatory requirements.

Regulatory Compliance: We are aware of and strictly obey the laws and regulations that govern the management of our business. We are responsible for understanding these laws and regulations as they apply to our jobs and for preventing, detecting, and reporting instances of non-compliance to a member of Ennis Business Forms executive management, Human Resources, and/or the Solutions Group managers.

There are no circumstances at Ennis Business Forms that would allow us to disregard any law or regulatory requirement in the conduct of our business, and no such activity will be tolerated.

-------------------------------------
We manage our business in full
compliance with all laws and
regulatory requirements.
-------------------------------------

Lobbying: We recognize our right and responsibility to lobby on behalf of issues that affect our company and business operations. We conduct our lobbying activities in full compliance with the laws and regulations governing these activities.

Political Activities and Contributions: Ennis Business Forms employees are encouraged to exercise their right to participate in political activities. Any decision to become involved is entirely personal and voluntary. Employees' political activities are done on their own time and with their own resources. We do not represent ourselves as acting on behalf of and/or speaking for Ennis Business Forms without permission from the CEO.

Regulatory Investigations, Inspections, and Inquiries: We are direct, honest, and truthful in our discussions with regulatory agency representatives and government officials. During investigations, inspections, and inquiries we work with Ennis Business Forms' CEO and cooperate by responding to appropriate requests for information provided that the proper documentation or request for documentation has been provided by the regulatory agency.

National Business Activities: Ennis Business Forms acknowledges and respects the diverse cultures, customs, and business practices it encounters in the national marketplace. Ennis Business Forms will comply with both the applicable U.S. laws and regulations that govern its operations and local laws wherever it does business.

Anti-Boycott Requirements: Ennis Business Forms complies with U.S. law that prohibits participation in international boycotts that are not sanctioned by the U.S. government.




Fair Competition and Antitrust: As a national business, we encounter laws and regulations designed to promote fair competition and encourage ethical and legal behavior among competitors. Antitrust laws and fair competition laws generally prohibit any activity that restrains free trade and limits competition. We conduct our business in full compliance with these laws.

We build and maintain the trust and respect of our customers, consumers, partners, and shareholders.

Responsible Leadership: We manage our business responsibly in order to maintain the confidence, respect, and trust of our customers, consumers, partners, shareholders, and other audiences. We are committed to acting with integrity, investing in new product development, being responsive and accountable to our customers and partners, and remaining a leader in our field. We understand the responsibility that comes with being a national leader in financial, promotional, and printing solutions and accept our unique role in both our industry and the American business community.

-------------------------------------
We build and maintain the trust
and respect of our customers,
consumers, partners,
and shareholders.
-------------------------------------

Product and Service Quality: Ennis Business Forms' products and solutions are developed and managed to meet the expectations of our customers, consumers, and partners for high quality and exceptional service. We continually seek new ways to improve our products, service, and responsiveness.

Communication: We establish and maintain clear, honest, and open communications; listen carefully; and build our relationships on trust, respect, and mutual understanding. We are accountable and responsive to the needs of our customers, consumers, and partners and take our commitments to them seriously. Our advertising, sales, and promotional literature seeks to be truthful, accurate, and free from false claims. We provide our shareholders with timely and appropriate information subject only to competitive and legal constraints.

Obtaining Competitive Information: Ennis Business Forms has an obligation, and is entitled, to keep up with developments in our industry, including obtaining information about our competitors. We obtain information about our competitors through honest, ethical, and legal methods.

Fair Information Practices: Our business is built around providing forms, promotional and financial solutions through information provided to us by our customers, and we treat that information with confidentiality and integrity. We are committed to creating a trustworthy environment for Internet users, and continually striving to protect their online privacy is at the core of this commitment. We have adopted privacy practices, developed technological solutions to empower individuals to help protect their online privacy, and continue to educate customers about how they can use these tools to manage their personally identifiable information while they use the Internet.

Vendors: Ennis Business Forms vendors must adhere to the highest standards of ethical behavior and regulatory compliance and operate in the best interest of Ennis Business Forms. Vendors are expected to provide high-quality services and products while maintaining flexibility and cost-effectiveness. All vendors can access and read the Ennis Business Forms Code of Conduct on our website and, when appropriate, train their employees and representatives to ensure that they are aware of Ennis Business Forms' expectations regarding their behavior. We do not engage in any unethical or illegal conduct with our vendors. We do not allow our employees to accept incentives such as kickbacks or bribes in return for conducting business with them.


We are responsible stewards in the use, protection, and management of Ennis Business Forms' assets.

Financial Integrity: We honestly and accurately record and report all business information. We comply with all local, state, and federal laws regarding record completion and accuracy. We require that all financial transactions are executed in accordance with management's authorization, and are recorded in a proper manner in order to maintain accountability for Ennis Business Forms' assets. Our financial information reflects only actual transactions and is in compliance with Ennis Business Forms and other applicable accounting practices.

-------------------------------------
We are responsible stewards in
the use, protection, and
management of Ennis Business
Forms' assets.
-------------------------------------

Use and Protection of Assets: We wisely use and protect the assets of the company, including property (both physical and intellectual), supplies, consumables, and equipment. We use these assets exclusively for Ennis Business Forms' business purposes.

Fiscal Responsibility: Ennis Business Forms employees exercise good stewardship over and spend Ennis Business Forms' funds in a responsible manner.

Use of Information Technology: Use of company-provided information technology and systems and access to its contents are authorized for legitimate Ennis Business Forms business-related purposes. At all times, we should use good judgment and common sense; conduct ourselves ethically, lawfully, and professionally; and strictly follow all authorization protocols while accessing and using company-provided information technology and its contents. In using these company assets and systems, we do not create, access, store, print, solicit, or send any material that is intimidating, harassing, threatening, abusive, sexually explicit, or otherwise offensive or inappropriate, nor do we send any false, derogatory, or malicious communications.

Intellectual Property: We comply with the laws and regulations that govern the rights to and protection of our own and others' copyrights, trademarks, patents, trade secrets, and other forms of intellectual property.

Creation, Retention, and Disposal of Records and Information Assets: We create, retain, and dispose of our business records and information assets, both written and electronic, as part of our normal course of business in full compliance with all Ennis Business Forms policies and guidelines, and all regulatory and legal requirements.

Confidential and Proprietary Information: We respect our ethical and legal responsibilities to protect Ennis Business Forms' confidential and proprietary non-public information and communicate it only as necessary to conduct Ennis Business Forms' business. We do not use this information for our personal advantage or for non-Ennis Business Forms business use, and maintain this confidentiality even after Ennis Business Forms no longer employs us.

Third-Party Software: We use software and other content information only in accordance with their associated licenses and/or terms of use. We prohibit the making or using of copies of non-licensed copyrighted material, including software, documentation, graphics, photographs, clip art, animation, movie/video clips, sound, and music.

Insider Information and Securities Trading: In the course of doing business for Ennis Business Forms or in discussions with one of its customers, vendors, or partners, we may become aware of material non-public information about that organization. Information is considered "material" if it might be used by an investor to make a decision to trade in the public securities of the company. Individuals who have access to this type of information are called "insiders." We only discuss this information on a limited, strict "need to know" basis internally, and do not share it with anyone outside Ennis Business Forms. We do not buy or sell the public securities of a company, including our own, if we have such information, and we do not share ("tip") this information with others. Because of the extremely sensitive nature of and severe penalties associated with "insider trading" and "tipping," contact Ennis Business Forms' CFO before you buy or sell public securities in situations that could be of this nature.

Conflicts of Interest: Ennis Business Forms employees are expected to act at all times in Ennis Business Forms' best interests and to exercise sound judgment unclouded by personal interests or divided loyalties. Both in the performance of our duties for Ennis Business Forms and our outside activities, we seek to avoid the appearance of, as well as an actual, conflict of interest.

-------------------------------------
We promote a diverse,
cooperative, and productive
work environment.
-------------------------------------

Gifts and Entertainment: Ennis Business Forms policy and practice encourage the use of good judgment, discretion, and moderation when giving or accepting gifts or entertainment in business settings. Gift giving and entertainment practices may vary in different cultures; however, any gifts and entertainment given or received must be in compliance with law, must not violate the giver and/or receiver's policies on the matter, and be consistent with local custom and practice. We do not solicit gifts, entertainment, or favors of any value on an individual basis from persons or firms with which Ennis Business Forms actually or potentially does business. Nor do we act in a manner that would place any vendor or customer in a position where he/she may feel obligated to make a gift, provide entertainment, or provide personal favors to individual employees or officers in order to do business or continue to do business with Ennis Business Forms.

Purchasing Decisions and Practices: In our purchasing decisions, negotiations, contract development, and contract administration we comply with the applicable laws and regulations that govern those relationships.

We promote a cooperative, and productive work environment.

Openness, Honesty, and Respect: In our relationships with each other, we strive to be open, honest, and respectful in sharing our ideas and thoughts, and in receiving input.

-------------------------------------
We are responsible,
caring  members of the
local community.
-------------------------------------

Equal Employment Opportunity: Ennis Business Forms promotes a cooperative and productive work environment by supporting the cultural and ethnic diversity of its workforce and is committed to providing equal employment opportunity to all qualified employees and applicants. We do not unlawfully discriminate on the basis of race, color, sex, sexual orientation, religion, national origin, marital status, age, disability, or veteran status in any personnel practice, including recruitment, hiring, training, promotion, and discipline. We take allegations of harassment and unlawful discrimination seriously and address all such concerns that are raised regarding this policy.

Safety and Health: A safe and clean work environment is important to the well being of all Ennis Business Forms employees. Ennis Business Forms complies with applicable safety and health regulations and appropriate practices.

We are responsible, caring members of the American community.

Citizenship and Community Service: We have a strong commitment to the improvement of society as well as the communities we serve and in which we operate. We encourage the support of charitable, civic, educational, and cultural causes by our employees. Our contributions could include volunteer employee and management time, and other forms of assistance.

Respect for the Environment: Ennis Business Forms respects the environment and protects our natural resources. We comply with all laws and regulations regarding the use and preservation of our land, air, and water.

                    DIRECTIONS TO ENNIS 2004 ANNUAL MEETING
--------------------------------------------------------------------------------

If traveling from the North on I-35:
If on I-35, travel South to US Hwy 287 (Ft. Worth exit). Take 287 to 14th St. in Midlothian; turn left on to 14th; continue until it T's into Mt. Zion Rd.; turn left and go approximately one block to Community Circle Drive; turn left and go to the second building which is the larger of the two.

If traveling from the North on US Hwy 67:
If using US Hwy 67, travel South to Hwy 287S. Continue on 287 to 14th St. in Midlothian; turn right and follow 14th St. until it T's into Mt. Zion Rd.; turn left and go approximately one block to Community Circle Drive; turn left and go to the second building which is the larger of the two.

If traveling from the East:
If traveling from the East take US Hwy 287 into Midlothian. Turn left on 14th; continue until it T's into Mt. Zion Rd.; turn left and go approximately one block to Community Circle Drive; turn left and go to the second building which is the larger of the two.

If traveling from the West:
If traveling from the West, take US Hwy 287S into Midlothian. Turn right and follow 14th St. until it T's into Mt. Zion Rd.; turn left and go approximately one block to Community Circle Drive; turn left and go to the second building which is the larger of the two.

If traveling from the South:
If traveling from the South, you have the option of I-35E or I-35W. If I-35W, travel North to US Hwy 67N to US Hwy 287S. Turn right and continue to 14th St. until it T's into Mt. Zion Rd.; turn left and go approximately one block to Community Circle Drive; turn left and go to the second building which is the larger of the two. If I-35E, go North to US Hwy 287N (Ft. Worth Exit) and go to 14th St. in Midlothian; turn left on 14th; continue until it T's into Mt. Zion Rd.; turn left and go approximately one block to Community Circle Drive; turn left and go to the second building which is the larger of the two.

                             [GRAPHIC MAP OMITTED]

--------------------------------------------------------------------------------
Proxy - Ennis Business Forms, Inc.
--------------------------------------------------------------------------------

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Keith S. Walters, Ronald M. Graham and Harve Cathey, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Ennis Business Forms, Inc. held of record by the undersigned at the close of business on April 15, 2004 at the Annual Meeting of Shareholders to be held June 17, 2004 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on the other side)



--------------------------------------------------------------------------------
Proxy - Ennis Business Forms, Inc.
--------------------------------------------------------------------------------

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Keith S. Walters, Ronald M. Graham and Harve Cathey, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Ennis Business Forms, Inc. held of record by the undersigned at the close of business on April 15, 2004 at the Annual Meeting of Shareholders to be held June 17, 2004 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on the other side)

Ennis Business Forms, Inc.          000000 0000000000 0  0000

                                    000000000.000 ext
                                    000000000.000 ext
                                    000000000.000 ext
                                    000000000.000 ext
MR A SAMPLE                         000000000.000 ext
DESIGNATION (IF ANY)                000000000.000 ext
ADD 1                               000000000.000 ext
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6                               C 1234567890         J N T

                                    [ ] Mark this box with an X if you have made
                                        changes to your name or address details
                                        above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------

A   Election of Directors for Term Ending in 2007

1.  The Board of Directors recommends a vote FOR the listed nominees.

                                  For    Against    Abstain

    01 - Harold W. Hartley        [ ]      [ ]        [ ]

    02 - Kenneth G. Pritchett     [ ]      [ ]        [ ]

    03 - James C. Taylor          [ ]      [ ]        [ ]


B   Issues

The Board of Directors recommends a vote FOR the following proposals.

                                                        For    Against    Abstain

2.  To approve the 2004 Long-Term Incentive Plan.       [ ]      [ ]        [ ]       This proxy when properly executed will be
                                                                                      voted in the manner directed herein by the
3.  To consider and vote on a proposal to amend the     [ ]      [ ]        [ ]       undersigned shareholder. If no direction is
    Articles of Incorporation to change the name of                                   made, this proxy will be voted for Proposals
    the Company to Ennis, Inc.                                                        1, 2, 3 and in the Proxies' discretion on
                                                                                      matters arising under 4. This proxy confers
4.  In their discretion, the Proxies are authorized     [ ]      [ ]        [ ].      discretionary authority upon the Proxies to
    to vote upon such other business as may properly                                  cumulate votes for the election of the
    come before the meeting.                                                          nominees for which proxy authority is given if
                                                                                      (a) cumulative voting is then in effect, (b)
                                                                                      additional persons are nominated and (c) such
                                                                                      Proxies determine that such action is
                                                                                      necessary to elect as many of management's
                                                                                      nominees as possible.

C   Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box       Signature 2 - Please keep signature within the box       Date (mm/dd/yyyy)
--------------------------------------------------       --------------------------------------------------       ----------------
|                                                |       |                                                |       |              |
|                                                |       |                                                |       |     /   /    |
|                                                |       |                                                |       |              |
--------------------------------------------------       --------------------------------------------------       ----------------

                                                            1 U P X      H H H      P P P P      003277